Exhibit 99.1

Contacts:	John Hertz	Robin Yim
	Chief Financial Officer	Investor Relations
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700

FOR IMMEDIATE RELEASE

NOVELLUS SYSTEMS REPORTS THIRD QUARTER RESULTS

SAN JOSE, Calif., October 26, 2011—Novellus Systems, Inc. (NASDAQ: NVLS) today reported operating results for its third quarter ended September 24, 2011. Net sales for the third quarter were $306.7 million, down $43.5 million or 12.4 percent from second quarter 2011 net sales of $350.2 million, and down $60.5 million or 16.5 percent from third quarter 2010 net sales of $367.2 million. Net income for the third quarter was $51.1 million, or $0.73 per diluted share, down $13.6 million from second quarter 2011 net income of $64.7 million, or $0.79 per diluted share, and down $25.2 million from third quarter 2010 net income of $76.3 million, or $0.82 per diluted share.

Bookings in the third quarter of 2011 were $226.9 million, down $84.7 million or 27.2 percent from second quarter 2011 bookings of $311.6 million. Third quarter shipments of $301.6 million were down $57.7 million or 16.1 percent from $359.3 million in the second quarter of 2011. (1)

Cash, cash equivalents, and short-term investments at the end of the third quarter were $736.6 million, a decrease of $75.8 million or 9.3 percent from the second quarter 2011 ending balance of $812.4 million. Long-term investments and non-current restricted cash and cash equivalents at the end of the third quarter were $186.0 million, a decrease of $2.8 million or 1.5 percent from the second quarter 2011 ending balance of $188.8 million. During the third quarter of 2011, we repurchased 5.2 million shares of our common stock at an average price of $29.19 per share, for $150.6 million. Cash flows from operations during the third quarter of 2011 were $99.7 million, up $4.5 million or 4.7 percent from $95.2 million in the second quarter of 2011, and up $17.9 million or 21.9 percent from $81.8 million in the third quarter of 2010.

Richard S. Hill, Chairman and Chief Executive Officer, said “The current global market volatility has affected capital intensive business investment but we are optimistic that the underlying demand for technology products will enable us to profitably ride through this period of uncertainty.” Hill added, “We remain confident that our investments in Novellus’ core products, and our investments in new technologies to support the enabling processing trends in 3-dimensional NAND, advanced logic, and advanced packaging are the right technologies at the right time. We believe this will allow us to drive revenue growth and profitability for the long term.”

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding (i) our belief that the underlying demand for technology products will enable us to profitably ride through this period of uncertainty; (ii) our investments in our core products and in new technologies are the right technologies at the right time, and our belief that this will allow us to drive revenue growth and profitability for the long term; and (iii) our belief in the future of 3-dimensional NAND, advanced logic, and advanced packaging. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. These risks and uncertainties include but are not limited to (i) disruptions in the economy or the specific markets in which we operate; (ii) our ability to manage costs of operation; (iii) increased competition from new competitors or current competitors with new products; (iv) our ability to maintain customer satisfaction; (v) our continued efforts in product development; (vi) demand and growth in the semiconductor industry; and (vii) other risks indicated in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and any amendments to such reports. Forward-looking statements are made and based on information available to us on the date of this press release. We do not assume, and expressly disclaim, any obligation to update this information.

About Novellus:

Novellus Systems, Inc. (NASDAQ: NVLS) is a leading provider of advanced process equipment for the global semiconductor industry. The Company’s products deliver value to customers by providing innovative technology backed by trusted productivity. An S&P 500 company, Novellus is headquartered in San Jose, CA with subsidiary offices across the globe. For more information please visit www.novellus.com.

(1)	Bookings and shipments are non-GAAP measures; they are not in accordance with or an alternative for U.S. GAAP (generally accepted accounting principles) and may be different from similar measures used by other companies. For more information regarding non-GAAP measures, please see footnote (2).

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
(In thousands, except per share amounts) (Unaudited)	September 24, 2011	June 25, 2011	September 25, 2010	September 24, 2011	September 25, 2010
Net sales	$306,731	$350,223	$367,203	$1,070,139	$964,801
Cost of sales	158,824	173,913	186,774	537,644	493,468

Gross profit	147,907	176,310	180,429	532,495	471,333

%	48.2%	50.3%	49.1%	49.8%	48.9%
Selling, general and administrative	44,364	47,378	46,426	141,082	134,509
Research and development	47,827	47,270	44,271	141,818	124,747
Restructuring charges (benefits), net	(1,258)	141	240	(936)	657

Total operating expenses	90,933	94,789	90,937	281,964	259,913

%	29.6%	27.1%	24.8%	26.3%	26.9%
Income from operations	56,974	81,521	89,492	250,531	211,420
%	18.6%	23.3%	24.4%	23.4%	21.9%
Interest income	1,340	1,484	1,549	4,321	5,625
Interest expense	(5,979)	(3,253)	(411)	(9,658)	(1,037)
Other income (expense)	2,785	(1,236)	(1,270)	1,195	(998)

Income before income taxes	55,120	78,516	89,360	246,389	215,010
Provision for income taxes	4,038	13,783	13,095	34,216	34,181

Net income	$51,082	$64,733	$76,265	$212,173	$180,829

Net income per share:
Basic	$0.74	$0.81	$0.83	$2.67	$1.93

Diluted	$0.73	$0.79	$0.82	$2.60	$1.90

Shares used in basic per share calculation	68,883	80,068	91,512	79,401	93,833

Shares used in diluted per share calculation	70,379	82,074	92,859	81,464	94,986

NOVELLUS SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (2)

	Three Months Ended			Nine Months Ended
(In thousands, except per share amounts) (Unaudited)	September 24, 2011	June 25, 2011	September 25, 2010	September 24, 2011	September 25, 2010
Gross profit - GAAP	$147,907	$176,310	$180,429	$532,495	$471,333
% of sales	48.2%	50.3%	49.1%	49.8%	48.9%
Adjustment for:
Consolidation of IAG manufacturing in Germany	—	—	2,474	—	2,474
Reductions in workforce	—	—	—	—	126
Consolidation of semiconductor manufacturing in Oregon	—	—	—	—	484

Gross profit excluding certain charges and benefits	$147,907	$176,310	$182,903	$532,495	$474,417

% of sales	48.2%	50.3%	49.8%	49.8%	49.2%
Operating expenses - GAAP	$90,933	$94,789	$90,937	$281,964	$259,913
% of sales	29.6%	27.1%	24.8%	26.3%	26.9%
Adjustment for:
Supplier settlement	2,350	—	—	2,350	—
Consolidation of IAG manufacturing in Germany	—	—	(2,386)	—	(2,386)
Reductions in workforce	(1,962)	—	—	(1,962)	(385)
Consolidation of semiconductor manufacturing in Oregon	—	—	—	—	(390)
Restructuring charges	1,258	(141)	(240)	936	(657)
Legal fees for Linear trial	—	—	—	—	(4,428)

Operating expenses excluding certain charges and benefits	$92,579	$94,648	$88,311	$283,288	$251,667

% of sales	30.2%	27.0%	24.0%	26.5%	26.1%
Operating income - GAAP	$56,974	$81,521	$89,492	$250,531	$211,420
% of sales	18.6%	23.3%	24.4%	23.4%	21.9%
Adjustment for:
Supplier settlement	(2,350)	—	—	(2,350)	—
Consolidation of IAG manufacturing in Germany	—	—	4,861	—	4,861
Reductions in workforce	1,962	—	—	1,962	511
Consolidation of semiconductor manufacturing in Oregon	—	—	—	—	875
Restructuring charges	(1,258)	141	240	(936)	657
Legal fees for Linear trial	—	—	—	—	4,428

Operating income excluding certain charges and benefits	$55,328	$81,662	$94,593	$249,207	$222,752

% of sales	18.0%	23.3%	25.8%	23.3%	23.1%
Income before income taxes - GAAP	$55,120	$78,516	$89,360	$246,389	$215,010
Adjustment for:
Supplier settlement	(2,350)	—	—	(2,350)	—
Consolidation of IAG manufacturing in Germany	—	—	4,861	—	4,861
Reductions in workforce	1,962	—	—	1,962	511
Consolidation of semiconductor manufacturing in Oregon	—	—	—	—	875
Restructuring charges	(1,258)	141	240	(936)	657
Legal fees for Linear trial	—	—	—	—	4,428

Income before income taxes excluding certain charges and benefits	$53,474	$78,657	$94,461	$245,065	$226,342

Provision for income taxes - GAAP	$4,038	$13,783	$13,095	$34,216	$34,181
% of income before income taxes	7.3%	17.6%	14.7%	13.9%	15.9%
Income tax effect of non-GAAP adjustments	(1,081)	53	26	(960)	1,840

Provision for income taxes excluding certain charges and benefits	$2,957	$13,836	$13,121	$33,256	$36,021

% of income before income taxes excluding certain charges and benefits	5.5%	17.6%	13.9%	13.6%	15.9%
Net income - GAAP	$51,082	$64,733	$76,265	$212,173	$180,829
Adjustment for:
Supplier settlement	(2,350)	—	—	(2,350)	—
Consolidation of IAG manufacturing in Germany	—	—	4,861	—	4,861
Reductions in workforce	1,962	—	—	1,962	511
Consolidation of semiconductor manufacturing in Oregon	—	—	—	—	875
Restructuring charges	(1,258)	141	240	(936)	657
Legal fees for Linear trial	—	—	—	—	4,428
Income tax effect of non-GAAP adjustments	1,081	(53)	(26)	960	(1,840)

Net income excluding certain charges and benefits	$50,517	$64,821	$81,340	$211,809	$190,321

Net income per diluted share - GAAP	$0.73	$0.79	$0.82	$2.60	$1.90
Adjustment for certain charges and benefits	(0.01)	0.00	0.06	0.00	0.10

Net income per diluted share excluding certain charges and benefits	$0.72	$0.79	$0.88	$2.60	$2.00

(2)	The discussion of bookings and shipments and the presentation of gross profit, operating expenses, operating income, income before taxes, provision for income taxes, effective tax rate, net income, and net income per diluted share, set forth in the table above, each excludes certain charges and benefits and are not in accordance with U.S. GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items, and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses.

Management uses certain non-GAAP measures to evaluate operating performance. We discuss these non-GAAP measures because we believe they provide additional insight into underlying operating results and prospects for the future, allowing investors to assess certain business trends in the same way that these trends are utilized by management in its financial and operational decision making. Shipments consist of products shipped to customers, without regard to net sales adjustments such as deferrals associated with customer acceptance. Bookings consist of current period orders less current period cancellations and other adjustments. We do not report bookings for systems with delivery dates more than 12 months from the latest balance sheet date. Shipments and bookings are used to forecast and plan future operations. Further, we believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results by excluding certain charges and benefits related to (i) supplier settlements, (ii) consolidation of our IAG manufacturing in Germany, (iii) reductions in workforce, (iv) consolidation of semiconductor manufacturing in Oregon, (v) restructuring charges, and (vi) certain legal expenses. These certain charges and benefits may not be indicative of our ongoing operations or economic performance.

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	September 24, 2011	December 31, 2010
	(Unaudited)	*
ASSETS
Current assets:
Cash and cash equivalents and short-term investments	$736,609	$671,251
Accounts receivable, net	222,764	256,731
Inventories	216,865	208,894
Deferred taxes and other current assets	84,778	65,525

Total current assets	1,261,016	1,202,401
Property and equipment, net	205,783	218,569
Non-current restricted cash and cash equivalents	132,540	121,226
Long-term investments	53,456	68,645
Goodwill	125,468	125,043
Intangible and other assets	95,010	96,513

Total assets	$1,873,273	$1,832,397

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$230,857	$261,318
Deferred profit	20,775	29,693

Total current liabilities	251,632	291,011
Senior convertible notes	271,291	—
Other long-term debt obligations	108,235	105,592
Long-term income taxes payable	63,073	61,381
Long-term deferred tax liabilities	169,810	3,815
Other liabilities	39,051	42,460

Total liabilities	903,092	504,259

Shareholders’ equity:
Common stock	1,195,235	1,206,887
Retained earnings (accumulated deficit) and accumulated other comprehensive income (loss)	(225,054)	121,251

Total shareholders’ equity	970,181	1,328,138

Total liabilities and shareholders’ equity	$1,873,273	$1,832,397

*	The December 31, 2010 condensed consolidated balance sheet was derived from our audited consolidated financial statements.

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 24, 2011	September 25, 2010
	(In thousands)
Cash flows from operating activities:
Net income	$212,173	$180,829
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,466	30,775
Deferred income taxes	22,859	(2,876)
Stock-based compensation	31,307	25,706
Excess tax benefit from stock-based compensation	0	(392)
Other non-cash charges, net	4,713	4,939
Changes in operating assets and liabilities, net	(18,872)	9,030

Net cash provided by operating activities	278,646	248,011

Cash flows from investing activities:
Net sales, maturities and purchases of investments	33,221	(25,151)
Capital expenditures	(15,509)	(12,916)
Decrease (increase) in restricted cash and cash equivalents	(9,590)	8,652

Net cash provided by (used in) investing activities	8,122	(29,415)

Cash flows from financing activities:
Proceeds from employee stock compensation plans	112,711	7,641
Proceeds from senior convertible notes, net of issuance costs	684,250	—
Net proceeds from (repayments of) other debt obligations	(72)	510
Repurchases of common stock	(977,666)	(161,037)
Excess tax benefit from stock-based compensation	0	392

Net cash used in financing activities	(180,777)	(152,494)

Effects of exchange rate changes on cash and cash equivalents	81	(262)

Net increase in cash and cash equivalents	106,072	65,840
Cash and cash equivalents at the beginning of the period	247,055	142,047

Cash and cash equivalents at the end of the period	$353,127	$207,887